Exhibit 99.1

Coty Inc. Reports Second Quarter Fiscal 2014 Results

Net Revenues Impacted by U.S. Market Softness
Solid Growth in Emerging Markets
Strong Cash Flow Generation
$200 Million Class A Share Repurchase Program Announced

NEW YORK – February 14, 2014 -- Coty Inc. (NYSE: COTY) today announced financial results for the fiscal second quarter and the six months ended December 31, 2013.

Results at a glance	Three Months Ended December 31, 2013			Six Months Ended December 31, 2013
		Change			Change
		Reported	Constant		Reported	Constant
(in millions, except per share data)		Basis	Currency		Basis	Currency
Net revenues	$1,323.2	(4%)	(4%)	$2,501.4	(4%)	(4%)
- Like-for-like*	(4%)			(3%)
Operating income - reported	143.5	(35%)		309.1	(20%)
Operating income - adjusted*	183.3	(17%)	(17%)	369.4	(13%)	(12%)
Net income - reported	82.5	(33%)		176.0	(16%)
Net income - adjusted*	111.3	(12%)		219.6	(10%)
EPS (diluted) - reported	$0.21	(32%)		$0.45	(15%)
EPS (diluted) - adjusted*	$0.28	(13%)		$0.56	(10%)

* These measures are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Reconciliations from reported to adjusted results can be found at the end of this release.

Second Quarter Fiscal 2014 Summary

•	Net revenues of $1,323.2 million decreased 4% like-for-like and as reported relative to the prior-year period
•	Adjusted operating income of $183.3 million decreased from $220.7 million in the prior-year period
•	Adjusted net income of $111.3 million decreased from $127.1 million in the prior-year period
•	Adjusted earnings per diluted share decreased to $0.28 from $0.32 in the prior-year period
•	Net cash provided by operating activities decreased $9.7 million to $346.1 million from $355.8 million in the prior-year period, excluding cash used in the prior year for private company stock option exercises

First Six Months Fiscal 2014 Summary

•	Net revenues of $2,501.4 million decreased 3% like-for-like and 4% as reported relative to the prior-year period
•	Adjusted operating income of $369.4 million decreased from $423.7 million in the prior-year period
•	Adjusted net income of $219.6 million decreased from $244.9 million in the prior-year period
•	Adjusted earnings per diluted share decreased to $0.56 from $0.62 in the prior-year period
•	Net cash provided by operating activities increased by $113.1 million to $447.3 million from $334.0 million in the prior-year period, excluding cash used for private company stock option exercises

Commenting on the Company’s performance, Michele Scannavini, CEO of Coty Inc., said, “We faced a challenging second quarter, as expected. U.S. market softness particularly in the mass fragrance and nail categories, and the high level of promotional activity through the holiday season, have impacted our performance in mature markets. On a more positive note, our investment in the emerging markets is starting to yield positive results, with solid growth driven by Brazil, Southeast Asia, and South Africa.

While conditions in the U.S. and in certain European markets remain challenged heading into the

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current quarter, we continue to target returning to top-line growth in the second half of our fiscal year, fueled by strong initiatives and increased investment behind our power brands, and further acceleration of our business in the emerging markets. During this time, we will strive to optimize our cost structure and increase the cash generation from our business.

The $200 million share repurchase program reaffirms our confidence in the company’s strategy and long-term growth potential. It also demonstrates our on-going commitment to delivering value to our shareholders.”

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of non-recurring items, private company share-based compensation expense and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues, adjusted selling, general and administrative expense (SG&A) and adjusted operating income are presented on an actual and a constant currency basis. SG&A, operating income, effective tax rate, net income and earnings per share (EPS) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Adjusted SG&A, adjusted operating income, adjusted effective tax rate, adjusted net income and adjusted EPS on an actual and constant currency basis, net revenues on a constant currency basis and like-for-like are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

Second Quarter Fiscal 2014 Summary Operating Review

Net revenues of $1,323.2 million decreased 4% like-for-like and as reported from the prior-year period. Positive gross sales growth was more than offset by increased discounts and allowances, reflecting high competitive pressure in this soft market dynamic. By region, the decline was driven by the Americas, reflecting challenging U.S. market conditions in the mass retail channel, particularly in nail and fragrances. EMEA net revenues marginally decreased in the quarter, as strong results in Eastern Europe and South Africa were more than offset by continued softness in Southern Europe. Asia Pacific increased 2% in the quarter. Emerging Markets had solid 6% growth, driven by Southeast Asia, Brazil, and South Africa, where the Company is positively leveraging the new commercial structures. By segment, Color Cosmetics decreased 9% versus the prior year period driven by the decline in Sally Hansen, strongly affected by the negative dynamic in the U.S. nail market and the unfavorable comparison with the substantial gel technology launch in the prior year period. Net of Sally Hansen, Color Cosmetics grew, mainly thanks to strong Rimmel performance. Fragrances declined 2% versus prior year, reflecting the timing of new launch activity, the impact of expired licenses, and high promotional activity, particularly in the declining mass fragrance market. Skin & Body Care decreased 2%, as solid growth in philosophy was more than offset by the difficulties faced by the TJoy brand in China. Net of TJoy, Skin & Body Care grew in the low single digits in the quarter and the last six months.

Adjusted gross margin decreased to 58.7% compared to 59.2% in the prior-year period. This decline primarily reflected higher customer discounts and allowances necessary to compete in the difficult market environment and unfavorable currency impact, partially offset by cost of goods savings.

Adjusted SG&A expense as a percentage of net revenues increased to 43.1% from 41.6% in the prior-year period. This reflected continued advertising and consumer promotion spend in support of the brands and accelerated investments to build capabilities in emerging markets, partially offset by tight administrative cost controls in the developed markets.

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Operating income declined to $143.5 million from $222.3 million in the prior-year period. The operating income decline was driven by lower gross profit, higher SG&A, and a prior year gain on sale that did not repeat in the fiscal second quarter of this year.

Adjusted operating income declined 17% to $183.3 million at actual rates, from $220.7 million in the prior-year period. As a percentage of net revenues, adjusted operating margin decreased 210 basis points to 13.9% from 16.0%, primarily driven by lower gross margin and increased SG&A expense from higher investment in emerging markets.

Adjusted effective tax rate was 26.8% compared to 32.2% in the prior-year period. The decrease was a result of a higher effective rate in the prior year incorporating the expected expiration in 2012 of certain U.S. tax credits on foreign sourced income, which were subsequently reinstated in 2013. The adjusted cash tax rate for the six months ending December 30, 2013 was 14.8%.

Net income decreased to $82.5 million from $123.2 million in the prior-year period. This decrease primarily reflected lower operating income partially offset by lower tax expense.

Adjusted net income decreased to $111.3 million from $127.1 million in the prior-year period, primarily reflecting lower adjusted operating income, partially offset by lower income taxes. As a percentage of net revenues, adjusted net income margin decreased 80 basis points to 8.4% from 9.2%.

Cash Flows

•	Net cash provided by operating activities decreased $9.7 million to $346.1 million from $355.8 million in the prior-year period, excluding cash used in the prior year for private company stock option exercises.
•	Net debt decreased by $254.7 million to $1,455.1 million from $1,709.8 million at June 30, 2013.
•	Free cash flow in the quarter of $295.1 million was $15.8 million lower than the prior-year period excluding cash used for private company stock option exercises, resulting in year-to-date free cash flow of $330.7 million, $101.6 million above last year, fueled by strong improvement in net working capital.

Second Quarter Fiscal 2014 Business Review by Segment

	Three Months Ended December 31, 2013
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like	2013	2012	Basis	Currency

Fragrances	$791.4	$810.8	(2%)	(3%)	(2%)	$143.5	$160.5	(11%)	(11%)
Color Cosmetics	334.2	369.0	(9%)	(9%)	(9%)	33.7	57.1	(41%)	(40%)
Skin & Body Care	197.6	199.7	(1%)	(2%)	(2%)	6.1	3.1	97%	93%
Total	$1,323.2	$1,379.5	(4%)	(4%)	(4%)	$183.3	$220.7	(17%)	(17%)

Fragrances

•	Lower net revenues on a like-for-like basis were primarily a result of the strong promotional activity in the market, to face a softer than expected consumption dynamic in the holiday season. As a result, the 2% volume growth in Coty’s fragrance business was more than offset by the negative price/mix impact. Unfavorable phasing of new launch activity compared to the prior year also impacted the quarterly results.
•	Strong performance in the Company’s Marc Jacobs, Chloé, and Davidoff power brands and in Roberto Cavalli were more than offset by declines in certain brands, including in certain lines of Calvin Klein and in Lady Gaga.

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•	Adjusted operating income for Fragrances decreased 11% to $143.5 million from $160.5 million in the prior-year period, resulting in 18.1% adjusted operating income margin, a decline of 170 basis points versus the prior year.

Color Cosmetics

•	Net revenues declined in the Color Cosmetics segment primarily due to pressure in Sally Hansen as a result of the unfavorable comparisons, including the substantial new gel technology launch in the prior-year period, decreasing nail category demand in the U.S., and declining market share due to higher competitive activity.
•	Rimmel continued to grow during the quarter significantly ahead of market pace in both the U.S. and Europe, supported by a strong innovation pipeline and brand investment.
•	Adjusted operating income for Color Cosmetics decreased to $33.7 million from $57.1 million in the prior-year period, resulting in 10.1% adjusted operating income margin, a decline of 540 basis points compared to the prior-year period.

Skin & Body Care

•	Skin & Body Care net revenues declined by $2.1 million, or 2% on a like-for-like basis, due to a decline in the TJoy brand.
•	philosophy recorded solid growth for the third quarter in a row. The brand experienced growth in the U.S. across its three key distribution channels, including brick & mortar, QVC, and philosophy.com, driven by stronger demand for new innovations. Positive progress in international expansion also fueled the brand growth.
•	adidas was in line with the prior year period on a like-for-like basis, as strong momentum in emerging markets and the U.S. was offset by softness in Southern and Eastern Europe.
•	Adjusted operating income for Skin & Body Care was $6.1 million compared to $3.1 million in the prior-year period, resulting in a 150 basis point improvement in the adjusted operating margin.

Second Quarter Fiscal 2014 Business Review by Geographic Region

	Three Months Ended December 31, 2013

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like

Americas	$461.3	$523.2	(12%)	(11%)	(10%)
EMEA	700.8	690.9	1%	(1%)	(1%)
Asia Pacific	161.1	165.4	(3%)	2%	2%
Total	$1,323.2	$1,379.5	(4%)	(4%)	(4%)

Americas

•	The net revenues decrease in the region was driven by the decline in the U.S., mainly due to nail.
•	Emerging markets in the region, particularly Brazil, and Travel Retail experienced solid growth.

Europe, Middle East & Africa

•	The modest decline in revenue was driven primarily by developed markets, which saw continued promotional activity and discounting.
•	Growth in the region’s emerging markets, including Eastern Europe and South Africa, partially offset the declines in the developed markets.
•	Key brands positively contributing to the performance in the region included Chloé, Rimmel, Roberto Cavalli, and Katy Perry.

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Asia Pacific

•	The net revenue growth was driven by a strong increase in Southeast Asia, both in the prestige and mass channels, where Coty’s business is benefitting from the newly acquired StarAsia distribution company.

Outlook for Fiscal 2014 Third Quarter and Full Year

In the second half, the Company expects the challenges coming from market softness to continue, particularly in the mass channel. In spite of these challenges, Coty continues to target returning to top-line growth, fueled by further acceleration of its growth in emerging markets, competitive innovation, and continuous marketing support to its power brands.

Other noteworthy Company developments:

•	On December 23rd, Coty together with UAE-based luxury goods distributors, Chalhoub Group and Jashanmal, announced the formation of Coty Distribution Emirates LLC, a new joint venture established to strengthen Coty’s business in the United Arab Emirates. This joint venture will allow Coty to expand its go-to-market capabilities in the UAE and further strengthen marketing support behind Coty’s already successful brand portfolio.
•	On January 6th, Coty announced the acquisition of Lena White Ltd, the largest international distributor of OPI. Through this purchase, Coty will directly lead the development of the OPI brand in the UK, its second-largest market, providing the necessary resources to accelerate development in both the retail and professional channels.
•	On February 14th, Coty announced a $200 million share repurchase program for its Class A shares.
•	The Company has revised its savings estimates for its Productivity Program, including accelerating the timeline of the program by 12-18 months. The Company expects to be more than halfway towards its savings goal of by the end of FY14 and should meet the full $40-45 million savings goal by the end of FY15, with potential for further upside to this savings target.

Conference Call

Coty Inc. will host a conference call at 9:30 a.m. (ET) today, February 14, 2014 to discuss its results. The dial-in number for the call is 866-515-2915 in the U.S. or 617-399-5129 internationally (conference passcode number: 53962247). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 internationally (conference passcode number: 31010058).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2013. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to, among other things, its future operations and financial performance; expected growth; its ability to support its planned business operation on a near- and long-term basis and its outlook for fiscal 2014’s third quarter and full year. These forward-

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looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should,” “outlook,” “continue,” “intend,” “aim” and similar words or phrases.

Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	the Company’s ability to achieve our global business strategy and compete effectively in the beauty industry;
•	the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly;
•	the Company’s ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions;
•	risks related to our international operations, including foreign political, regulatory, economic and reputational risks;
•	the Company’s dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	the Company’s and its brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in its products and its abilities to protect its respective reputations;
•	impairments to the Company’s goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, the debt crisis and economic environment in Europe, a sudden disruption in business conditions affecting consumer purchases of the Company’s products, volatility in the financial markets and fluctuations in currency exchange rates;
•	the Company’s ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which the Company sells its products;
•	disruptions in operations;
•	increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect the Company’s business or products;
•	market acceptance of new product introductions; and
•	the illegal distribution and sale by third parties of counterfeit versions of the Company’s products;

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, Quarterly Report on Form 10-Q for the period ended September 30, 2013, and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815, Senior Vice President, Treasurer and Investor Relations

Media
Catherine Walsh, 212-389-7346, Senior Vice President, Corporate Communications

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Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues, adjusted SG&A expense and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period.  In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the divestiture of one of our licenses and the expiration of a certain North American service agreement that was not renewed and does not exclude revenues from the acquisition of a third-party distributor.   For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.”  For a reconciliation of our like-for-like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A expense, operating income, effective tax rate, net income and EPS on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, effective tax rate, net income and EPS, the Company excludes the impact of nonrecurring items, private company share-based compensation expense and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, and adjusted EPS to EPS, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operation.” For a reconciliation of adjusted operating income to operating income, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes and Effective Taxes.” For a reconciliation of adjusted net income to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company also presents free cash flow. Free cash flow is defined as net cash provided by operating activities, less capital expenditures and the contingent purchase price consideration payments of up to $30.0 per year related to the Unilever Cosmetics International acquisition. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow”.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

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- Tables Follow –

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COTY INC.

SUPPLEMENTAL SCHEDULES INCLUDING RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Three Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$1,323.2	$0.0	$1,323.2	$(4.3)	$1,318.9
Cost of sales	549.3	2.2	547.1	(0.2)	546.9
Gross Profit	773.9	(2.2)	776.1	(4.1)	772.0
as % of Net revenues	58.5%	0.0%	58.7%		58.5%
Selling, general and administrative expenses	603.0	32.9	570.1	(4.0)	566.1
as % of Net revenues	45.6%		43.1%		42.9%
Amortization expense	22.7	0.0	22.7	(0.3)	22.4
Restructuring costs	4.7	4.7	0.0	0.0	0.0
Operating income	143.5	39.8	183.3	$0.2	$183.5
as % of Net revenues	10.8%		13.9%		13.9%
Interest expense, net	16.7	0.0	16.7
Other (income), net	(0.0)	0.0	(0.0)
Income before income taxes	126.8	39.8	166.6
Provision for income taxes	33.7	(11.0)	44.7
Net income	93.1	28.8	121.9
Net income attributable to noncontrolling interests	6.8	0.0	6.8
Net income attributable to redeemable noncontrolling interests	3.8	0.0	3.8
Net income attributable to Coty Inc.	$82.5	$28.8	$111.3
as % of Net revenues	6.2%		8.4%

EPS (diluted)	$0.21		$0.28

	Three Months Ended December 31, 2012
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$1,379.5	$0.0	$1,379.5
Cost of sales	562.9	0.0	562.9
Gross Profit	816.6	0.0	816.6
as % of Net revenues	59.2%		59.2%
Selling, general and administrative expenses	590.9	17.3	573.6
as % of Net revenues	42.8%		41.6%
Amortization expense	22.3	0.0	22.3
Restructuring costs	0.4	0.4	0.0
Gain on sale of asset	(19.3)	(19.3)	0.0
Operating (loss) income	222.3	(1.6)	220.7
as % of Net revenues	16.1%		16.0%
Interest expense, net	18.4	0.0	18.4
Other (income), net	(0.2)	0.0	(0.2)
Income before income taxes	204.1	(1.6)	202.5
Provision for income taxes	70.7	5.5	65.2
Net income	133.4	3.9	137.3
Net income attributable to noncontrolling interests	5.2	0.0	5.2
Net income attributable to redeemable noncontrolling interests	5.0	0.0	5.0
Net income attributable to Coty Inc.	$123.2	$3.9	$127.1
as % of Net revenues	8.9%		9.2%

EPS (diluted)	$0.31		$0.32

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items .

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	Six Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$2,501.4	$0.0	$2,501.4	$(6.4)	$2,495.0
Cost of sales	1,021.3	2.2	1,019.1	0.7	1,019.8
Gross Profit	1,480.1	(2.2)	1,482.3	(7.1)	1,475.2
as % of Net revenues	59.2%	0.0%	59.3%		59.1%
Selling, general and administrative expenses	1,119.4	51.8	1,067.6	(8.9)	1,058.7
as % of Net revenues	44.7%		42.7%		42.4%
Amortization expense	45.3	0.0	45.3	(0.6)	44.7
Restructuring costs	6.3	6.3	0.0	(0.0)	0.0
Operating income	309.1	60.3	369.4	$2.4	$371.8
as % of Net revenues	12.4%		14.8%		14.9%
Interest expense, net	34.1	0.0	34.1
Other (income), net	(0.2)	0.0	(0.2)
Income before income taxes	275.2	60.3	335.5
Provision for income taxes	79.9	(16.7)	96.6
Net income	195.3	43.6	238.9
Net income attributable to noncontrolling interests	11.1	0.0	11.1
Net income attributable to redeemable noncontrolling interests	8.2	0.0	8.2
Net income attributable to Coty Inc.	$176.0	$43.6	$219.6
as % of Net revenues	7.0%		8.8%

EPS (diluted)	$0.45		$0.56

	Six Months Ended December 31, 2012
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$2,592.6	$0.0	$2,592.6
Cost of sales	1,039.3	0.0	1,039.3
Gross Profit	1,553.3	0.0	1,553.3
as % of Net revenues	59.9%		59.9%
Selling, general and administrative expenses	1,139.8	54.4	1,085.4
as % of Net revenues	43.9%		41.9%
Amortization expense	44.2	0.0	44.2
Restructuring costs	0.4	0.4	0.0
Gain on sale of asset	(19.3)	(19.3)	0.0
Operating (loss) income	388.2	35.5	423.7
as % of Net revenues	15.0%		16.3%
Interest expense, net	35.3	0.0	35.3
Other (income), net	(0.4)	0.0	(0.4)
Income before income taxes	353.3	35.5	388.8
Provision for income taxes	125.1	(0.5)	125.6
Net income	228.2	35.0	263.2
Net income attributable to noncontrolling interests	9.0	0.0	9.0
Net income attributable to redeemable noncontrolling interests	9.3	0.0	9.3
Net income attributable to Coty Inc.	$209.9	$35.0	$244.9
as % of Net revenues	8.1%		9.4%

EPS (diluted)	$0.53		$0.62

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items .

Page 10 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended December 31, 2013			Six Months Ended December 31, 2013
(in millions)	2013	2012	Change	2013	2012	Change
Reported Operating Income	$143.5	$222.3	(35%)	$309.1	$388.2	(20%)
% of Net revenues	10.8%	16.1%		12.4%	15.0%
Real estate consolidation program costs (a)	12.3	5.5	>100%	19.0	10.7	78%
Acquisition-related costs (b)	17.3	0.6	>100%	17.5	0.6	>100%
Share-based compensation expense adjustment (c)	3.5	4.5	(22%)	13.4	34.0	(61%)
Restructuring and other business realignment costs (d)	6.4	3.8	68%	9.2	4.5	>100%
Public entity preparedness costs (e)	0.3	1.8	(83%)	1.2	3.5	(66%)
Asset impairment charges (f)	0.0	1.5	(100%)	0.0	1.5	(100%)
Gain on sale of asset (g)	0.0	(19.3)	100%	0.0	(19.3)	100%
Total adjustments to Reported Operating Income	39.8	(1.6)	>100%	60.3	35.5	70%
Adjusted Operating Income	$183.3	$220.7	(17%)	$369.4	$423.7	(13%)
% of Net revenues	13.9%	16.0%		14.8%	16.3%

(a)	Charges related to the consolidation of real estate in New York. The Company expects to incur additional costs associated with the consolidation of real estate in New York during the remainder of fiscal 2014. The Company expects the real estate consolidation program to be completed in fiscal 2014. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(b)	Acquisition-related costs incurred in connection with certain completed and/or contemplated business combinations. These amounts are included in selling, general and administrative expenses and cost of sales in the Condensed Consolidated Statements of Operations in Corporate.

(c)	Following June 12, 2013, the effective date of the share-based compensation plan amendments, the component of share-based compensation expense represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the component of the share-based compensation expense represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(d)	Charges related to restructuring programs and other business realignment costs. These amounts are included in restructuring costs, selling, general and administrative expenses and cost of sales in the Condesnsed Consolidated Statements of Operations in Corporate.

(e)	Charges in the three months ended December 31, 2013 related to remaining miscellaneous costs associated with the Company’s initial public offering. Charges in the six months ended December 31, 2013 related to a third party expense reimbursement to JAB Holdings II B.V., Berkshire Partners LLC and Rhone Capital L.L.C., and remaining miscellaneous costs associated with the Company’s initial public offering. Charges in the three and six months ended December 31, 2013 and 2012, respectively related to consulting and legal fees associated with preparation and filing of the registration statement for the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(f)	Charges in the three and six months ended December 31, 2012 related to a loss on sale of a manufacturing facility. This amount is included in asset impairment charges in the Condensed Consolidated Statements of Operations in Corporate.

Page 11 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
				Income
	Income	Provision for		Before	Provision for
	Before	Income	Effective	Income	Income	Effective
(in millions)	Income Taxes	Taxes	Tax Rate	Taxes	Taxes	Tax Rate
Reported income before income taxes	$126.8	33.7	26.6%	$204.1	70.7	34.6%
Adjustments to Reported Operating Income(a)	39.8	11.0		(1.6)	(5.5)
Adjusted Income Before Income Taxes	$166.6	$44.7	26.8%	$202.5	$65.2	32.2%

	Six Months Ended December 31, 2013			Six Months Ended December 31, 2012
				Income
	Income	Provision for		Before	Provision for
	Before	Income	Effective	Income	Income	Effective
(in millions)	Income Taxes	Taxes	Tax Rate	Taxes	Taxes	Tax Rate
Reported income before income taxes	$275.2	79.9	29.0%	$353.3	125.1	35.4%
Adjustments to Reported Operating Income(a)	60.3	16.7		35.5	0.5
Adjusted Income Before Income Taxes	$335.5	$96.6	28.8%	$388.8	$125.6	32.3%

(a)	See “Reconciliation of Operating Income to Adjusted Operating Income.”

Page 12 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended December 31, 2013			Six Months Ended December 31, 2013
(in millions)	2013	2012	Change	2013	2012	Change
Reported Net Income Attributable to Coty Inc.	$82.5	$123.2	(33%)	$176.0	$209.9	(16%)
% of Net revenues	6.2%	8.9%		7.0%	8.1%
Adjustments to Reported Operating Income (a)	39.8	(1.6)	>100%	60.3	35.5	70%
Change in tax provision due to adjustments to Reported Net Income Attributable to Coty Inc.	(11.0)	5.5	<(100%)	(16.7)	(0.5)	<(100%)
Adjusted Net Income attributable to Coty Inc.	$111.3	$127.1	(12%)	$219.6	$244.9	(10%)
% of Net revenues	8.4%	9.2%		8.8%	9.4%
Per Share Data:
Weighted-average common shares
Basic	384.4	381.3		384.2	380.5
Diluted	393.3	397.7		393.5	396.8
Adjusted Net Income Attributable to Coty Inc. per Common Share (b) :
Basic	0.29	0.33		0.57	0.64
Diluted	0.28	0.32		0.56	0.62

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”

(b)	The current cash tax benefit associated with the amortization of goodwill and other intangible assets for OPI and Philosophy was $6.0 for the three months ended December 31, 2013 and 2012, respectively and $12.1 and $11.9 for the six months ended December 31, 2013 and 2012, respectively. This tax benefit is not reflected in Adjusted Net Income Attributable to Coty Inc. The impact of this tax benefit per share is $0.02 for the three months ended December 31, 2013 and 2012, respectively and $0.03 for the six months ended December 31, 2013 and 2012, respectively.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(in millions)	2013	2012	2013	2012
Net cash provided by (used in) operating activities	$346.1	$319.9	$447.3	$295.2
Capital expenditures	(51.0)	(44.9)	(116.6)	(104.9)
Free cash flow	$295.1	$275.0	$330.7	$190.3

Cash used for private company stock option exercises	-	35.9	-	38.8
Free cash flow excluding cash used for private company stock option exercises	$295.1	$310.9	$330.7	$229.1

Page 13 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended December 31, 2013
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like	2013	2012	Basis	Currency

Fragrances	$791.4	$810.8	(2%)	(3%)	(2%)	$143.5	$160.5	(11%)	(11%)
Color Cosmetics	334.2	369.0	(9%)	(9%)	(9%)	33.7	57.1	(41%)	(40%)
Skin & Body Care	197.6	199.7	(1%)	(2%)	(2%)	6.1	3.1	97%	93%
Total	$1,323.2	$1,379.5	(4%)	(4%)	(4%)	$183.3	$220.7	(17%)	(17%)

Results by Segment

	Six Months Ended December 31, 2013
						Adjusted
			Change			Operating		Change
	Net Revenues		Reported	Constant		Income (Loss)		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like	2013	2012	Basis	Currency

Fragrances	$1,495.9	$1,513.3	(1%)	(2%)	(1%)	$296.3	$294.8	1%	1%
Color Cosmetics	645.7	716.7	(10%)	(10%)	(10%)	70.5	130.3	(46%)	(45%)
Skin & Body Care	359.8	362.6	(1%)	(2%)	(2%)	2.6	(1.4)	>100%	>100%
Total	$2,501.4	$2,592.6	(4%)	(4%)	(3%)	$369.4	$423.7	(13%)	(12%)

NET REVENUES BY GEOGRAPHIC REGION

	Three Months Ended December 31, 2013

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like

Americas	$461.3	$523.2	(12%)	(11%)	(10%)
EMEA	700.8	690.9	1%	(1%)	(1%)
Asia Pacific	161.1	165.4	(3%)	2%	2%
Total	$1,323.2	$1,379.5	(4%)	(4%)	(4%)

Results by Geographic Region

	Six Months Ended December 31, 2013

			Change
	Net Revenues		Reported	Constant
(in millions)	2013	2012	Basis	Currency	Like-for-like

Americas	$929.9	$1,053.8	(12%)	(11%)	(10%)
EMEA	1,269.7	1,235.8	3%	1%	1%
Asia Pacific	301.8	303.0	-	4%	4%
Total	$2,501.4	$2,592.6	(4%)	(4%)	(3%)

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended December 31, 2013			Six Months Ended December 31, 2013

(in millions)	2013	2012	Change	2013	2012	Change

Reported Net Revenues	$1,323.2	$1,379.5	(4%)	$2,501.4	$2,592.6	(4%)
Net Revenues from 2013 Ceased Activities (a)	0.0	7.1	(100%)	2.4	15.3	(84%)
Net Revenues (excluding 2013 Ceased Activities)	$1,323.2	$1,372.4	(4%)	$2,499.0	$2,577.3	(3%)

Net Revenues at Constant Rates	$1,318.9	$1,379.5	(4%)	$2,495.0	$2,592.6	(4%)
Net Revenues at Constant Rates (excluding 2013 Ceased Activities)	$1,318.9	$1,372.4	(4%)	$2,492.6	$2,577.3	(3%)

(a) 2013 Ceased Activities in fiscal 2013 include the divestiture of one of our licenses and expiration of a certain North American service agreement that was not renewed.

Page 14 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$143.5	$0.0	$143.5	$(0.1)	$143.4
Color Cosmetics	33.7	0.0	33.7	0.4	34.1
Skin & Body Care	6.1	0.0	6.1	(0.1)	6.0
Corporate	(39.8)	(39.8)	0.0	0.0	0.0
Total	$143.5	$(39.8)	$183.3	$0.2	$183.5

OPERATING MARGIN
Fragrances	18.1%		18.1%		18.2%
Color Cosmetics	10.1%		10.1%		10.2%
Skin & Body Care	3.1%		3.1%		3.1%
Corporate	N/A		N/A		N/A
Total	10.8%		13.9%		13.9%

	Three Months Ended December 31, 2012

(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME
Fragrances	$160.5	$0.0	$160.5
Color Cosmetics	57.1	0.0	57.1
Skin & Body Care	3.1	0.0	3.1
Corporate	1.6	1.6	0.0
Total	$222.3	$1.6	$220.7

OPERATING MARGIN
Fragrances	19.8%		19.8%
Color Cosmetics	15.5%		15.5%
Skin & Body Care	1.6%		1.6%
Corporate	N/A		N/A
Total	16.1%		16.0%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

Page 15 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

	Six Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$296.3	$0.0	$296.3	$0.7	$297.0
Color Cosmetics	70.5	0.0	70.5	1.8	72.3
Skin & Body Care	2.6	0.0	2.6	(0.1)	2.5
Corporate	(60.3)	(60.3)	0.0	0.0	0.0
Total	$309.1	$(60.3)	$369.4	$2.4	$371.8

OPERATING MARGIN
Fragrances	19.8%		19.8%		19.9%
Color Cosmetics	10.9%		10.9%		11.2%
Skin & Body Care	0.7%		0.7%		0.7%
Corporate	N/A		N/A		N/A
Total	12.4%		14.8%		14.9%

	Six Months Ended December 31, 2012

(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$294.8	$0.0	$294.8
Color Cosmetics	130.3	0.0	130.3
Skin & Body Care	(1.4)	0.0	(1.4)
Corporate	(35.5)	(35.5)	0.0
Total	$388.2	$(35.5)	$423.7

OPERATING MARGIN
Fragrances	19.5%		19.5%
Color Cosmetics	18.2%		18.2%
Skin & Body Care	(0.4)%		(0.4)%
Corporate	N/A		N/A
Total	15.0%		16.3%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

Page 16 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
(in millions, except per share data)	2013	2012	2013	2012

Net revenues	$1,323.2	$1,379.5	$2,501.4	$2,592.6
Cost of sales	549.3	562.9	1,021.3	1,039.3
as % of Net revenues	41.5%	40.8%	40.8%	40.1%
Gross profit	773.9	816.6	1,480.1	1,553.3
Gross margin	58.5%	59.2%	59.2%	59.9%
Selling, general and administrative expenses	603.0	590.9	1,119.4	1,139.8
as % of Net revenues	45.6%	42.8%	44.7%	43.9%
Amortization expense	22.7	22.3	45.3	44.2
Restructuring costs	4.7	0.4	6.3	0.4
Gain on sale of assets	-	(19.3)	-	(19.3)
Operating income	143.5	222.3	309.1	388.2
as % of Net revenues	10.8%	16.1%	12.4%	15.0%
Interest expense, net	16.7	18.4	34.1	35.3
Other income	-	(0.2)	(0.2)	(0.4)
Income before income taxes	126.8	204.1	275.2	353.3
as % of Net revenues	9.6%	14.8%	11.0%	13.6%
Provision for income taxes	33.7	70.7	79.9	125.1
Net income	93.1	133.4	195.3	228.2
as % of Net revenues	7.0%	9.7%	7.8%	8.8%
Net income attributable to noncontrolling interests	6.8	5.2	11.1	9.0
Net income attributable to redeemable noncontrolling interests	3.8	5.0	8.2	9.3
Net income attributable to Coty Inc.	$82.5	$123.2	$176.0	$209.9
as % of Net revenues	6.2%	8.9%	7.0%	8.1%
Net income attributable to Coty Inc. per common share:
Basic	$0.21	$0.32	$0.46	$0.55
Diluted	0.21	0.31	0.45	0.53
Weighted-average common shares outstanding:
Basic	384.4	381.3	384.2	380.5
Diluted	393.3	397.7	393.5	396.8

Page 17 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS BALANCE SHEETS

(in millions)	December 31, 2013	June 30, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,154.0	$920.4
Trade receivables—less allowances of $19.6 and $14.5, respectively	779.0	622.7
Inventories	559.9	608.2
Prepaid expenses and other current assets	181.7	191.2
Deferred income taxes	75.1	74.4
Total current assets	2,749.7	2,416.9
Property and equipment, net	529.5	500.7
Goodwill	1,573.2	1,543.2
Other intangible assets, net	1,930.7	1,956.6
Deferred income taxes	10.6	9.2
Other noncurrent assets	75.3	43.4
TOTAL ASSETS	$6,869.0	$6,470.0
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$748.1	$711.7
Accrued expenses and other current liabilities	823.1	671.1
Short-term debt and current portion of long-term debt	29.0	40.1
Income and other taxes payable	55.9	34.8
Deferred income taxes	5.8	5.5
Total current liabilities	1,661.9	1,463.2
Long-term debt	2,580.1	2,590.1
Pension and post-employment benefits	251.4	241.3
Deferred income taxes	321.7	320.0
Other noncurrent liabilities	248.7	239.9
Total liabilities	5,063.8	4,854.5
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	104.1	105.8
EQUITY:
Common stock	3.8	3.8
Additional paid-in capital	1,898.4	1,943.9
Accumulated deficit	(153.0)	(329.0)
Accumulated other comprehensive loss	(60.2)	(118.6)
Treasury stock	(6.4)	(6.1)
Total Coty Inc. stockholders’ equity	1,682.6	1,494.0
Noncontrolling interests	18.5	15.7
Total equity	1,701.1	1,509.7
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,869.0	$6,470.0

Page 18 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
(in millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$195.3	$228.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	126.6	125.0
Deferred income taxes	(5.8)	9.5
Provision for bad debts	4.4	3.2
Provision for pension and other post-employment benefits	9.3	8.6
Share-based compensation	23.5	45.1
Gain on sale of asset	—	(19.3)
Other	10.0	2.0
Change in operating assets and liabilities:
Trade receivables	(142.5)	(166.8)
Inventories	59.7	42.7
Prepaid expenses and other current assets	8.6	(1.8)
Accounts payable	30.2	(83.2)
Accrued expenses and other current liabilities	127.9	42.4
Tax accruals	37.8	70.2
Other noncurrent assets	(27.9)	0.6
Other noncurrent liabilites	(9.8)	(11.2)
Net cash provided by (used in) operating activities	447.3	295.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(116.6)	(104.9)
Payments for business combinations, net of cash acquired	(25.0)	(26.2)
Proceedds from sale of asset	0.5	25.0
Net cash used in investing activities	(141.1)	(106.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	14.7	25.7
Repayments of short-term debt, original maturity more than three months	(28.9)	(22.5)
Net proceeds from (repayments of) short-term debt	2.1	(1.5)
Proceeds from revolving loan facilities	355.0	732.5
Repayments of revolving loan facilities	(365.0)	(666.0)
Repayments of term loans	—	(62.5)
Dividend payment	(76.9)	(57.4)
Net proceeds from issuance of Common Stock	3.8	0.6
Payments for repurchase of Common Stock	(0.3)	(1.4)
Net (payments) proceeds from foreign currency contracts	1.1	0.9
Payment for business combination—contingent consideration	(1.1)	—
[BRAZIL]	2.2	—
Proceeds from noncontrolling interests	—	1.7
Distributions to noncontrolling interests	(8.3)	(8.6)
Distributions to redeemable noncontrolling interests	(4.0)	(9.5)
Payment of deferred financing fees	(0.5)	—
Net cash (used in) provided by financing activities	(106.1)	(68.0)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	33.5	21.6
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	233.6	142.7
CASH AND CASH EQUIVALENTS—Beginning of period	920.4	609.4
CASH AND CASH EQUIVALENTS—End of period	$1,154.0	$752.1
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$32.3	$36.0
Cash paid during the year for income taxes	49.7	42.3
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	$36.4	$17.8

Page 19 of 19 – Coty Inc. Reports Second Quarter Fiscal 2014 Results